Exhibit 99.1

READY CAPITAL CORPORATION ANNOUNCES THIRD QUARTER 2018 RESULTS

-  Net Income of $0.53 per share of common stock in the third quarter   -

-  Third Quarter Core Earnings grew 26% to $0.48 per share of common stock   -

-  Added over $400 Million of SBC Loans During Third Quarter 2018      -

New York, New York, November 7, 2018 / PRNewswire / – Ready Capital Corporation (“Ready Capital” or the “Company”) (NYSE: RC) today reported financial results for the quarter ended September 30, 2018.

Third Quarter Highlights:

•	Net income of $17.6 million, or $0.53 per share of common stock
•	Core earnings of $16.1 million, or $0.48 per share of common stock, up 26% compared to the same quarter last year
•	Return on Equity of 12.4%
•	Adjusted net book value of $17.08 per share of common stock as of September 30, 2018
•	Originated $291.2 million of small balance commercial (“SBC”) loans
•	Originated $51.1 million of loans guaranteed by the U.S. Small Business Administration (the “SBA”) under its Section 7(a) loan program
•	Originated $472.1 million of residential mortgage loans
•	Acquired $86.4 million of SBC loans
•	Declared and paid dividend of $0.40 per share.

A summary of Ready Capital’s operating results for the quarter ended September 30, 2018 is presented below. Ready Capital reported U.S. GAAP net income for the three months ended September 30, 2018 of $17.6 million, or $0.53 per share of common stock, and Core Earnings (a non-GAAP financial measure) of $16.1 million, or $0.48 per share of common stock.

“For the third consecutive quarter, our diversified multi-pronged platform enabled us to outperform our stated goal of a return on equity of at least 10%,” commented Thomas Capasse, Chairman and Chief Executive Officer. “Our focus on growing our earnings from our stable small balance commercial origination franchise, along with our robust origination and acquisition platform, also continued to contribute to our strong results and our efforts to provide strong value for our shareholders.”

The Company issued a supplemental presentation of its third quarter 2018 results, which can be viewed in the investor relations section at www.readycapital.com.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with U.S. GAAP, this press release includes Core Earnings which is a non-U.S. GAAP financial measure. The Company defines Core Earnings as net income adjusted for unrealized or realized gains (losses) related to certain mortgage backed securities, unrealized gains (losses) related to residential mortgage servicing rights, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains or merger related expenses.

The Company believes that providing investors with this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with U.S. GAAP to Core Earnings for the three months ended September 30, 2018:

(In Thousands)	Three Months Ended September 30, 2018
Net Income	$17,569
Reconciling items:
Unrealized loss on mortgage-backed securities	(10)
Unrealized (gain) on mortgage servicing rights	(1,969)
Total reconciling items	$(1,979)
Core earnings before income taxes	$15,590
Income tax adjustments	495
Core earnings	$16,085

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Thursday,  November  8, 2018 at 8:30 am ET to provide a general business update and discuss the financial results for the quarter ended September 30, 2018.  The conference call can be accessed by dialing 877-407-0792 (domestic) or 201-689-8263 (international).

The conference call will also be available in the Investor Relations section of the Company’s website at www.readycapital.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will also be available on the Company’s website approximately two hours after the live call through November 22, 2018.  To access the replay, dial 844-512-2921 (domestic) or 412-317-6671 (international). The replay pin number is 13683750.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com

Additional information can be found on the Company’s website at www.readycapital.com

READY CAPITAL CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In Thousands)	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$47,845	$63,425
Restricted cash	18,864	11,666
Loans, net (including $22,680 and $188,150 held at fair value)	1,256,177	1,017,920
Loans, held for sale, at fair value	124,988	216,022
Mortgage backed securities, at fair value	94,341	39,922
Loans eligible for repurchase from Ginnie Mae	79,600	95,158
Investment in unconsolidated joint venture	40,914	55,369
Derivative instruments	5,846	4,725
Servicing rights (including $91,708 and $72,295 held at fair value)	118,221	94,038
Receivable from third parties	1,529	6,756
Other assets	59,160	56,840
Assets of consolidated VIEs	1,053,274	861,662
Total Assets	$2,900,759	$2,523,503
Liabilities
Secured borrowings	817,051	631,286
Promissory note	5,363	6,107
Securitized debt obligations of consolidated VIEs, net	752,432	598,148
Convertible notes, net	109,743	108,991
Senior secured notes, net	178,757	138,078
Corporate debt, net	48,301	—
Guaranteed loan financing	246,229	293,045
Contingent consideration	1,773	10,016
Liabilities for loans eligible for repurchase from Ginnie Mae	79,600	95,158
Derivative instruments	39	282
Dividends payable	13,346	12,289
Accounts payable and other accrued liabilities	79,089	74,636
Total Liabilities	$2,331,723	$1,968,036
Stockholders’ Equity
Common stock, $0.0001 par value, 500,000,000 shares authorized, 32,065,112 and 31,996,440 shares issued and outstanding, respectively	3	3
Additional paid-in capital	539,869	539,455
Retained earnings (deficit)	9,698	(3,385)
Total Ready Capital Corporation equity	549,570	536,073
Non-controlling interests	19,466	19,394
Total Stockholders’ Equity	$569,036	$555,467
Total Liabilities and Stockholders’ Equity	$2,900,759	$2,523,503

READY CAPITAL CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands, except share data)	2018	2017	2018	2017
Interest income	$44,287	$35,038	$123,295	$102,169
Interest expense	(28,925)	(19,908)	(77,996)	(53,579)
Net interest income before provision for loan losses	$15,362	$15,130	$45,299	$48,590
Provision for loan losses	(800)	(466)	(571)	(1,857)
Net interest income after provision for loan losses	$14,562	$14,664	$44,728	$46,733
Non-interest income
Gains on residential mortgage banking activities, net of variable loan expenses	8,674	10,735	30,170	32,229
Other income	1,204	1,853	4,364	4,281
Income on unconsolidated joint venture	2,178	—	9,420	—
Servicing income, net of amortization and impairment of $1,425 and $4,005 for the three and nine months ended September 30, 2018, and $976 and $5,252 for the three and nine months ended September 30, 2017, respectively	6,922	6,134	19,959	16,208
Total non-interest income	$18,978	$18,722	63,913	52,718
Non-interest expense
Employee compensation and benefits	(14,163)	(13,715)	(43,755)	(40,630)
Allocated employee compensation and benefits from related party	(1,200)	(990)	(3,600)	(3,010)
Professional fees	(2,294)	(2,151)	(7,343)	(6,334)
Management fees – related party	(2,070)	(2,034)	(6,118)	(6,018)
Incentive fees – related party	—	—	(676)	—
Loan servicing expense	(4,247)	(3,388)	(11,340)	(7,513)
Other operating expenses	(6,548)	(7,447)	(23,475)	(19,183)
Total non-interest expense	$(30,522)	$(29,725)	$(96,307)	$(82,688)
Net realized gain on financial instruments	6,946	5,695	27,796	13,151
Net unrealized gain on financial instruments	8,500	2,678	15,964	4,933
Income before provision for income taxes	$18,464	$12,034	$56,094	$34,847
Provision for income (taxes) benefit	(895)	340	(4,123)	(1,763)
Net income	$17,569	$12,374	$51,971	$33,084
Less: Net income attributable to non-controlling interest	638	533	1,890	1,891
Net income attributable to Ready Capital Corporation	$16,931	$11,841	$50,081	$31,193

Earnings per common share - basic	$0.53	$0.37	$1.57	$1.00
Earnings per common share - diluted	$0.53	$0.37	$1.57	$1.00

Weighted-average shares outstanding
Basic	32,109,642	32,026,494	32,073,665	31,120,476
Diluted	32,130,262	32,028,980	32,090,126	31,121,449

Dividends declared per share of common stock	$0.40	$0.37	$1.17	$1.11

READY CAPITAL CORPORATION

UNAUDITED SEGMENT REPORTING

fOR THE three MONTHS ENDED September 30, 2018

			SBA Originations,	Residential
	Loan	SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$11,946	$21,671	$9,699	$971	$—	$44,287
Interest expense	(7,755)	(16,045)	(4,301)	(824)	—	(28,925)
Net interest income before provision for loan losses	$4,191	$5,626	$5,398	$147	$—	$15,362
Provision for loan losses	(796)	(101)	97	—		(800)
Net interest income after provision for loan losses	$3,395	$5,525	$5,495	$147	$—	$14,562
Non-interest income (expense)
Gains on residential mortgage banking activities, net of variable loan expenses	$—	$—	$—	$8,674	$—	$8,674
Other income (loss)	75	794	279	56	—	1,204
Income from unconsolidated joint venture	2,178	—	—	—	—	2,178
Servicing income	5	389	1,352	5,176	—	6,922
Total non-interest income	$2,258	$1,183	$1,631	$13,906	$—	$18,978
Employee compensation and benefits	(98)	(2,417)	(3,116)	(8,375)	(157)	(14,163)
Allocated employee compensation and benefits from related party	(120)	—	—	—	(1,080)	(1,200)
Professional fees	(467)	(291)	(412)	(123)	(1,001)	(2,294)
Management fees – related party	—	—	—	—	(2,070)	(2,070)
Incentive fees – related party	—	—	—	—	—	—
Loan servicing expense	(1,183)	(1,294)	(198)	(1,572)	—	(4,247)
Other operating expenses	(450)	(2,545)	(929)	(2,080)	(544)	(6,548)
Total non-interest income (expense)	$(2,318)	$(6,547)	$(4,655)	$(12,150)	$(4,852)	$(30,522)
Net realized (loss) gain on financial instruments	774	3,253	2,919	—	—	6,946
Net unrealized gain (loss) on financial instruments	2,893	2,679	611	2,317	—	8,500
Net income (loss) before provision for income taxes	$7,002	$6,093	$6,001	$4,220	$(4,852)	$18,464
Total assets	$672,569	$1,442,601	$484,387	$276,284	$24,918	$2,900,759

READY CAPITAL CORPORATION

UNAUDITED SEGMENT REPORTING

fOR THE NINE MONTHS ENDED September 30, 2018

			SBA Originations,	Residential
	Loan	SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$34,602	$58,423	$27,411	$2,859	$—	$123,295
Interest expense	(19,779)	(43,912)	(11,892)	(2,413)	—	(77,996)
Net interest income before provision for loan losses	$14,823	$14,511	$15,519	$446	$—	$45,299
Provision for loan losses	(989)	8	410	—	—	(571)
Net interest income after provision for loan losses	$13,834	$14,519	$15,929	$446	$—	$44,728
Non-interest income
Gains on residential mortgage banking activities, net of variable loan expenses	$—	$—	$—	$30,170	$—	$30,170
Other income	342	3,409	447	166	—	4,364
Income from unconsolidated joint venture	9,420	—	—	—	—	9,420
Servicing income	15	972	4,067	14,905	—	19,959
Total non-interest income	$9,777	$4,381	$4,514	$45,241	$—	$63,913
Non-interest expense
Employee compensation and benefits	(410)	(7,339)	(9,510)	(26,025)	(471)	(43,755)
Allocated employee compensation and benefits from related party	(360)	—	—	—	(3,240)	(3,600)
Professional fees	(928)	(1,012)	(1,414)	(347)	(3,642)	(7,343)
Management fees – related party	—	—	—	—	(6,118)	(6,118)
Incentive fees – related party	—	—	—	—	(676)	(676)
Loan servicing expense	(2,748)	(2,819)	89	(5,862)	—	(11,340)
Other operating expenses	(3,267)	(8,512)	(3,009)	(6,760)	(1,927)	(23,475)
Total non-interest expense	$(7,713)	$(19,682)	$(13,844)	$(38,994)	$(16,074)	$(96,307)
Net realized gain on financial instruments	867	15,484	11,445	—	—	27,796
Net unrealized gain (loss) on financial instruments	3,695	4,441	325	7,503	—	15,964
Net income (loss) before provision for income taxes	$20,460	$19,143	$18,369	$14,196	$(16,074)	$56,094
Total assets	$672,569	$1,442,601	$484,387	$276,284	$24,918	$2,900,759